                                                                    EXHIBIT 10.8


                 TOPTIER, ISRAEL, LTD. - BAAN DEVELOPMENT B.V.

                              RESELLER AGREEMENT

         This RESELLER AGREEMENT (this "Agreement") is entered into as of March 25, 2000 (the "Effective Date") by and between Baan Development B.V., a Dutch corporation, with a principal place of business at Baron van Nagellstraat 89, 3770 AC Barneveld, The Netherlands ("Baan") and TopTier, Israel, Ltd., an Israel corporation, whose registered office and place of business are at #4 Hacharoshet Street, Ra'anana, Israel ("TopTier").

                                   RECITALS

         WHEREAS, Baan and TopTier entered into an OEM License Agreement dated as of January 1, 2000 whereby Baan will license under its own brand name certain TopTier software and technology (the "License Agreement"); and

         WHEREAS, TopTier designs, develops and markets certain other proprietary software and technology and is willing to grant Baan a license to resell those TopTier Products, Additional Products and Baan Branded Products (as defined below) to End Users;

         WHEREAS, the Parties desire to set forth the terms and conditions under which the foregoing shall take place; and

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties mutually agree as follows:


                                1.  DEFINITIONS

          As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

          1.1.  "ADDITIONAL PRODUCTS" means proprietary software products of
                 -------------------
TopTier listed in EXHIBIT C-1, which may be supplemented from time to time by
                  -----------
TopTier.

          1.2.  "AGREEMENT" means the terms and conditions contained herein, in
                 ---------
all attached Exhibits, Addenda and any other documents made a part of this Agreement or incorporated by reference, including any written amendments hereto signed by the Parties.

          1.3.  "AFFILIATE" means any and all of the Baan entities listed in
                 ---------
Exhibit A, which may be updated by Baan from time to time.
---------

          1.4.  "BAAN BRANDED PRODUCTS" means proprietary software products of
                 ---------------------
TopTier listed in EXHIBIT B that are marketed under the Baan brand, which may be
                  ---------
supplemented by TopTier from time to time.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



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     1.5.  "BANKRUPTCY EVENT" means any of the following events or circumstances
            ----------------
with respect to a Party: (i) such Party ceases conducting its business in the normal course; (ii) becomes insolvent or becomes unable to meet its obligations as they become due; (iii) makes a general assignment for the benefit of its creditors; (iv) petitions, applies for, or suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or
(v) avails itself or becomes subject to any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

     1.6.  "CONFIDENTIAL INFORMATION" means information, including without
            ------------------------
limitation the Licensed Software and Technology, that is transmitted or otherwise provided by or on behalf of either Party to the other Party in connection with this Agreement and the activities hereunder, and that should reasonably have been understood by the receiving Party because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the disclosing Party, an Affiliate of the disclosing Party or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means.

     1.7.  "DERIVATIVE WORK" has the meaning ascribed to it under the United
            ---------------
States Copyright Law, Title 17 U.S.C. Sec. 101 et. seq.

     1.8.  "DOCUMENTATION" means all or any portion of the materials, in written
            -------------
or other tangible form (including on magnetic media), generally made available for use in connection with the Baan Branded Products, the Additional Products or the TopTier Products, as the case may be, including functional or technical specifications, user guides, operator guides, installation and operation guides and any other supporting materials.

     1.9.  "END USER" shall mean the end user of the Baan Branded Products,
            --------
Additional Products or the TopTier Products, as the case may be. If End User is a corporation or other entity, then End User means each individual within such corporation or entity licensed pursuant to this Agreement to use, but not to further distribute, the Baan Branded Products, Additional Products or the TopTier Products, as the case may be.

     1.10. "ENHANCEMENT" means any improvement, upgrade, new version of,
            -----------
enhancement to, fix, extension to, or add-on module of the Baan Branded Products, Additional Products or the TopTier Products identified in EXHIBIT B,
                                                                    ---------
EXHIBIT C OR EXHIBIT C-1.
---------    -----------

     1.11. "INTELLECTUAL PROPERTY RIGHTS" means all rights of a Person in, to,
            ----------------------------
or arising out of: (i) any U.S., international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; and (iv) any other proprietary rights in technology anywhere in the world.

     1.12. "MAINTENANCE AND SUPPORT" means the maintenance and support
            -----------------------
activities described in the attached EXHIBIT D.
                                     ---------

     1.13. "OBJECT CODE" means Software in binary, executable form.
            -----------

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     1.14.  "PARTY" in its singular or plural form, refers to either Baan or
             -----
TopTier or both, as dictated by the use.


     1.15.  "PERSON" means any legal person or entity, including any individual,
             ------
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, governmental entity, or other person or entity of similar nature.

     1.16.  "SOFTWARE" means computer software and Object Code, including, but
             --------
not limited to, assemblers, compilers, or other executable code including associated data files, data (including image and sound data), design tools, user interfaces, templates, menus, buttons and icons, together with all related Documentation.

     1.17.  "SOURCE CODE" means Software in human-readable form, including high-
             -----------
level language program listings, flowcharts, schematics, and logic diagrams and associated Documentation.

     1.18.  "TERM" shall have the meaning set forth in Section 11.1.
             ----

     1.19.  "TOPTIER PRODUCTS" means the proprietary software products of
             ----------------
TopTier listed in EXHIBIT C, which may be supplemented by TopTier from time to
                  ---------
time.

                                   2. LICENSE

     2.1.   LICENSE TO BAAN. In consideration of the fees to be paid pursuant to
            ---------------
Section 3 below, TopTier hereby grants to Baan and its Affiliates a non-exclusive, limited, worldwide right and license to market, distribute, sublicense and otherwise resell the Baan Branded Products, the Additional Products and the TopTier Products to End-Users during the Term of this Agreement. Baan shall sublicense the Baan Branded Products, the Additional Products and the TopTier Products to End Users pursuant to a third party addendum to its own Software License and Support Agreement according to terms and conditions to be approved by TopTier. Baan may only resell the Additional Products and the TopTier Products to End Users in conjunction with the sale of Baan Branded Products to such End Users or following the sale of Baan Branded Products to such End Users.

     2.2.   NAMED USERS. Baan may resell the Baan Branded Products, the
            -----------
Additional Products and the TopTier Products to End Users on a named user basis.


                          3. LICENSE FEES AND PAYMENTS

     3.1.   ROYALTIES. Each Party agrees to pay the other royalties
            ---------
("Royalties") according to the following rules, based on Net Sales by a Party of the Baan Branded Products, the Additional Products or the TopTier Products, as the case may be. The term "Net Sales" means the gross revenue received by a Party from the license of the Baan Branded Products, the Additional Products or the TopTier Products, as the case may be, less the following items: (i) import, export, value added, excise and sales taxes, tariffs, and custom duties; (ii) credit for returns, damaged goods, allowances, or trades; (iii) charges for packaging, shipping and insurance; and (iv) customary rebates, cash and trade discounts, actually taken.

                                       3
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     3.2.  ROYALTIES FOR LICENSES OF TOPTIER PRODUCTS (JOINT SELLING). Where
           ----------------------------------------------------------
representatives from Baan and TopTier jointly participate in selling TopTier Products to End Users, the Net Sales [*], and the Party receiving the proceeds of the Net Sales from the End User shall retain its share and [*] of the Net Sales to the other Party.

     3.3.  ROYALTIES FOR LICENSES OF TOPTIER PRODUCTS (BAAN SELLING). Where
           ---------------------------------------------------------
representatives from Baan are the sole participants in selling the TopTier Products to End Users, the Net Sales shall be split [*] and Baan shall retain its share and remit the remaining percentage of the Net Sales to TopTier.

     3.4.  ROYALTIES FOR LICENSES OF TOPTIER PRODUCTS (TOPTIER SELLING). Where
           ------------------------------------------------------------
representatives from TopTier are the sole participants in selling the TopTier Products to End Users that have already purchased Baan Branded Products, the Net Sales shall be split [*], and TopTier shall retain its share and remit the remaining percentage of the Net Sales to Baan.

     3.5.  ROYALTIES FOR LICENSES OF BAAN BRANDED PRODUCTS (TOPTIER SELLING).
           -----------------------------------------------------------------
Where representatives from TopTier are the sole participants in selling the Baan Branded Products to End Users, the Net Sales shall be split [*] and TopTier shall retain its share and remit the remaining percentage of the Net Sales to Baan.

     3.6.  ROYALTIES FOR LICENSES OF BAAN BRANDED PRODUCTS (BAAN SELLING). Where
           --------------------------------------------------------------
representatives from Baan are the sole participants in selling the Baan Branded Products to End Users, the Net Sales shall be split [*], and Baan shall retain its share and remit the remaining percentage of the Net Sales to TopTier.

     3.7.  ROYALITES FOR LICENSES OF BAAN BRANDED PRODUCTS (JOINT SELLING).
           ---------------------------------------------------------------
Where representatives from Baan and TopTier jointly participate in selling Baan Branded Products to End Users, the Net Sales shall be split [*], and the Party receiving the proceeds of the Net Sales from the End User shall retain its share and remit [*] of the Net Sales to the other Party.

     3.8.  ROYALITES FOR LICENSES OF ADDITIONAL PRODUCTS (JOINT SELLING). Where
           -------------------------------------------------------------
representatives from Baan and TopTier jointly participate in selling the Additional Products to End Users, the Net Sales shall be split [*], and the Party receiving the proceeds of the Net Sales from the End User shall retain its share and remit the remaining percentage of the Net Sales to the other Party.

     3.9.  [*]

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     3.10.  ROYALTIES FOR LICENSES OF ADDITIONAL PRODUCTS (BAAN SELLING). Where
            ------------------------------------------------------------
representatives from Baan are the sole participants in selling the Additional Products to an End User as permitted by Section 2.1, the Net Sales shall be split [*] and Baan shall retain its share and remit the remaining percentage of the Net Sales to TopTier.

     3.11.  REPORTS AND PAYMENT OF ROYALTIES.
            --------------------------------

            3.11.1. Within thirty (30) days after the end of each calendar quarter, each Party shall report to the other (i) the names of End Users licensing the TopTier Products, the Additional Products or the Baan Products, as the case may be; (ii) the gross amount received for the TopTier Products, the Additional Products or the Baan Products, as the case may be, from such End Users and the amount of Net Sales derived therefrom during such calendar quarter and (iii) the aggregate Royalties, including the calculation thereof, owing thereon. Each Party shall, contemporaneously with the sending of such report, wire to a bank and an account named by the other Party the amount of Royalties due such Party hereunder for such quarter.

            3.11.2. During the first year following the Effective Date, if the total Royalties received by TopTier for licenses of the Baan Branded Products, the Additional Products and the TopTier Products sold by either Party as required under Section 3 are less than [*] per quarter, then TopTier shall invoice Baan and Baan shall remit to TopTier the difference between [*] and the amount of Royalties actually received by TopTier in the quarter such that TopTier shall have received a total of [*] in Royalties at the end of the first year following the Effective Date.

            3.11.3. In respect of the payment for the first quarter of the first year following the Effective Date as described in Section 3.8.2, Baan shall remit to TopTier the difference between [*] and the amount of Royalties actually received by TopTier in the first quarter, and such payment will be nonrefundable and irrevocable.

     3.12.  AUDIT RIGHTS. Each Party shall make and maintain until the
            ------------
expiration of three (3) years after the last payment under this Agreement is due, complete books, records and accounts regarding its distribution activities of the relevant products in order to calculate and confirm its Royalty obligations hereunder. Upon reasonable prior notice, each Party shall have the right, exercisable not more than once every twelve (12) months, to appoint an independent auditor which auditor shall be permitted to examine such books, records and accounts during the audited Party's normal business hours to verify reports and payments provided pursuant to this Section 3 hereof. If any such examination discloses a shortfall in payment of Royalties, such amounts shall immediately be paid.

                     4. MARKETING DEVELOPMENT FUNDS PROGRAM

     4.1.   PROGRAM SUMMARY. As a special incentive for Baan and in recognition
            --------------
of the contribution which Baan has made and will continue to make in promoting the recognition of TopTier Products in the marketplace, TopTier will make certain marketing development funds available to Baan according to this Section 4 during each of the first five years following the Effective Date, as follows (collectively, the "Marketing Development Funds"):

            4.1.1. [*] during the first year following the Effective Date, up to a maximum of [*] per calendar quarter;

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           4.1.2.  [*] during each of the second, third and fourth years following the Effective Date, up to a maximum of [*] per calendar quarter; and

           4.1.3. [*] during the fifth year after the Effective Date, up to a maximum of [*] per calendar quarter.

The Marketing Development Funds will be made available only to the extent of TopTier's share of Royalties from Joint Sales of the TopTier Products, Baan Branded Products and from sales of the Additional Products as provided in Sections 3.2, 3.7 and 3.8 above. Baan will only be eligible to receive Marketing Development Funds from TopTier so long as the License Agreement remains in effect and Baan has paid all License and Maintenance Fees then due and owing thereunder.

     4.2.  COMPUTATION AND PAYMENT. The Marketing Development Funds will be
           -----------------------
computed quarterly based on the Royalties reported by each Party pursuant to
Section 3.6 above, and will be paid by TopTier to Baan within forty-five (45) days of the end of each calendar quarter.


                           5. MAINTENANCE AND SUPPORT

     5.1.  MAINTENANCE AND SUPPORT FOR TOPTIER PRODUCTS AND THE ADDITIONAL
           ---------------------------------------------------------------
PRODUCTS. For End Users that wish to contract for maintenance and support of the
--------
TopTier Products or the Additional Products directly with Baan, Baan will provide FPOC (as that term is defined in EXHIBIT D) to End Users and TopTier
                                         ---------
will provide FLS, SLS and TLS (as those terms are defined in EXHIBIT D) to End
                                                             ---------
Users. For such occurrence, Baan shall charge End Users an annual fee equal to [*] of the net license fee received by Baan for the TopTier Products and the Additional Products (subject to certain minimum prices for the TopTier Products and the Additional Products identified in EXHIBIT D), and Baan shall remit to
                                          ---------
TopTier [*] of any such support fees collected by Baan, along with the Royalties to be paid pursuant to Section 3 above.

     5.2.  MAINTENANCE AND SUPPORT FOR BAAN BRANDED PRODUCTS. For End Users that
           -------------------------------------------------
wish to contract for maintenance and support of the Baan Branded Products directly with Baan, the Parties shall support and maintain the Baan Branded Products according to Section 5 of the License Agreement.

                             6. PROPRIETARY RIGHTS

     6.1.  TOPTIER PRODUCTS, ADDITIONAL PRODUCTS AND BAAN BRANDED PRODUCTS.
           ----------------------------------------------------------------
 TopTier shall own all right, title and interest in and to all TopTier Products, Additional Products and Baan Branded Products and any Derivative Works thereof, including all Intellectual Property Rights therein and thereto.

     6.2.  TRADEMARK LICENSE. Each Party hereby authorizes the other Party to
           -----------------
use its current and future trademarks, service marks and trade names ("Trademarks") in marketing programs and materials, for the purpose of promoting the products and services of each of the Parties, provided that such use is not derogatory nor detrimental to either Party. Such use of the Trademarks shall be solely in accordance with the reasonable instructions and then current guidelines from the Party owning the Trademark in question. The Parties understand and agree that such guidelines may, from time to time, be revised for the purpose

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of protecting  the standards of quality  established  for the goods and services sold under the Trademarks and protecting the owner's rights in the Trademarks.

     6.3. TANGIBLE PROPERTY. Unless otherwise agreed to in writing, any tangible
          -----------------
property, including but not limited to Documentation and equipment or material of every description furnished by one Party to another hereunder, is and shall remain the property of the furnishing Party. The Parties shall not use such property except in performing this Agreement. All such property shall be returned to furnishing Party upon the earlier of either the furnishing Party's request, completion or termination of the relevant services or expiration or termination of this Agreement.

                       7. REPRESENTATIONS AND WARRANTIES

     7.1. REPRESENTATIONS AND WARRANTIES. The Parties make the following
          ------------------------------
representations and warranties to each other, as applicable:

          7.1.1.   ORGANIZATION REPRESENTATIONS; ENFORCEABILITY. Each Party is
                   --------------------------------------------
duly organized, validly existing and in good standing in the jurisdiction in which it is incorporated. The execution and delivery of this Agreement by each Party and the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of each Party. This Agreement constitutes a valid and binding obligation of each party enforceable in accordance with its terms.

          7.1.2.   NO CONFLICT. The entering into and performance of this
                   -----------
Agreement by the Parties does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which each of the Parties or any of its employees is a party or by which it or any of its property is or may become subject or bound. Each of the Parties will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrances that will conflict with the full enjoyment by each Party of its rights under this Agreement.

          7.1.3.   RIGHT TO MAKE FULL GRANT. TopTier represents and warrants to
                   ------------------------
Baan that it has and shall have all requisite ownership, rights and licenses to perform its obligations under this Agreement fully as contemplated hereby, and to grant to Baan the license rights stipulated herein with respect to the Baan Branded Products, the Additional Products and the TopTier Products, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any Person, including, without limitation, TopTier employees, agents, artists and contractors and such contractors' employees, agents and artists, who have provided, are providing or shall provide services with respect to the Baan Branded Products, Additional Products and the TopTier Products.

          7.1.4.   NONINFRINGEMENT. TopTier represents and warrants to Baan that
                   ---------------
nothing contained in the Baan Branded Products, Additional Products or the TopTier Products violates or misappropriates any Intellectual Property Right of any third party. Further, no characteristic of the Baan Branded Products, Additional Products or TopTier Products does or will cause manufacturing, using, maintaining or selling Baan products or the Baan Branded Products, Additional Products or TopTier Products to infringe, violate or misappropriate any Intellectual Property Right of any third party.

          7.1.5.   NO HARMFUL CODE OR VIRUSES. TopTier represents and warrants
                   --------------------------
to Baan that the TopTier Products, Additional Products and Baan Branded Products will contain no matter which is injurious to End Users or their property. The Baan Branded Products, Additional Products and the TopTier Products and the media upon which the same are delivered to Baan are free from computer

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viruses, booby traps, time bombs or other programming designed to interfere with the normal functioning of the Baan Branded Products, Additional Products and the TopTier Products.

          7.1.6.  PROCESSING OF DATE AND DATE DEPENDENT DATA. TopTier represents
                  ------------------------------------------
and warrants to Baan that the TopTier Products, Additional Products and Baan Branded Products will provide accurate processing of date and date dependent data (including, but not limited to, calculating, comparing and sequencing operations) for all dates, including leap years.

          7.1.7.  PERFORMANCE.  TopTier represents and warrants to Baan that the
                  -----------
Baan Branded Products, Additional Products and the TopTier Products will perform in substantial accordance with the specifications in the Documentation for such Baan Branded Products, Additional Products and TopTier Products.

                          8. CONFIDENTIAL INFORMATION

     8.1. TERMS OF AGREEMENT. The terms of this Agreement are the Confidential
          ------------------
Information of both Parties and shall not be disclosed by either Party in any manner (including but not limited to news releases, articles, brochures, advertisements, speeches or other information releases) without the prior written consent of the other Party.

     8.2. LIMITATIONS ON USE AND DISCLOSURE. Each Party receiving Confidential
          ---------------------------------
Information (the "Recipient") agrees as to any such Confidential Information that may be disclosed to it by the other Party hereunder (the "Discloser"):

          (a) to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (x) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (y) to its employees and subcontractors, and its Affiliates' employees and subcontractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Person owning such Confidential Information;

          (b) to use such Confidential Information only for the purposes of this Agreement;

          (c) not to make copies of any such Confidential Information or any part thereof except for the purposes of this Agreement; and

          (d) to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices as are contained in or on the original or as the owner may otherwise reasonably request.

     8.3. EXCEPTIONS. The restrictions of this Section 8 on use and disclosure
          ----------
of Confidential Information shall not apply to information that (a) was publicly known at the time of Discloser's communication thereof to Recipient; (b) becomes publicly known through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient; (c) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to

Recipient; (d) is developed by Recipient independently of and without reference to any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party; (e) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or (f) is identified by Discloser as no longer proprietary or confidential.

     8.4.  DISCLOSURE PURSUANT TO LEGAL REQUIREMENT. In the event Recipient is
           ----------------------------------------
required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

     8.5.  RETURN OF CONFIDENTIAL INFORMATION. All Confidential Information
           ----------------------------------
disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Discloser. All such information in any computer memory or data storage apparatus shall be erased or destroyed and all such information in tangible form shall be returned to Discloser, promptly upon the earlier of: (i) the written request of the Discloser, or (ii) termination or expiration of this Agreement, and shall not thereafter be retained in any form by Recipient.

     8.6.  EQUITABLE RELIEF. The Parties acknowledge that their respective
           ----------------
Confidential Information are unique and valuable, and that breach by either Party of the obligations of this Agreement regarding such Confidential Information and intellectual property rights will result in irreparable injury to the affected Party for which monetary damages alone would not be an adequate remedy. Therefore, the Parties agree that in the event of a breach or threatened breach of such provisions, the affected Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

                           9. LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTIAL, INDIRECT, STATUTORY OR CONSEQUENTIAL DAMAGES OR ANY LOST REVENUE, LOST PROFITS RESULTING FROM, ARISING OUT OF OR RELATED TO ITS PERFORMANCE OR FAILURE TO PERFORM ANY OF ITS OBLITATIONS UNDER, OR BREACH OF THIS AGREEMENT, WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO TOPTIER'S OBLIGATION TO INDEMNIFY BAAN UNDER
SECTION 10 HEREOF OR TO BREACHES BY EITHER PARTY OF SECTION 8 HEREOF.

                                 10. INDEMNITY

         TopTier will defend at its expense and indemnify and hold harmless Baan from and against any action, suit, or other proceeding, or settlement thereof, to the extent that such action, suit or proceeding arises out of or results from any claim, allegation or finding that any exploitation of the TopTier Products, Baan Branded Products or the Additional Products by Baan hereunder infringes the Intellectual Property Rights of any third party. TopTier shall pay those losses, damages, expenses and costs, awarded against, or incurred by Baan, or as a result of, any such suit, action or other proceeding, or any settlement thereof, provided that (i) Baan promptly notifies TopTier in writing of any such claim, (ii) TopTier shall be accorded control of the defense and of all negotiations for settlement or compromise of such claim, and (iii) Baan cooperates with TopTier, at TopTier's expense, in the defense and settlement of such claim, including providing to TopTier such information and assistance as TopTier may reasonably request.

                            11. TERM AND TERMINATION

     11.1. TERM. Unless earlier terminated in accordance with its terms, this
           ----
Agreement shall commence as of the Effective Date and shall remain in full force for a period of [*], unless properly terminated by one or other of the Parties according to the provisions of this Section 11. This Agreement shall automatically renew for additional one (1) year periods unless either Party provides the other with at least [*] written notice of its intention to terminate prior to expiration of the then-current Term.

     11.2. TERMINATION FOR BREACH. Either Party may terminate this Agreement if
           ----------------------
the other Party is in material breach of any term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after the non-breaching Party gives the breaching Party written notice of such breach.

     11.3. TERMINATION FOR BANKRUPTCY; CHANGE OF CONTROL. Each Party may
           ---------------------------------------------
terminate this Agreement and all rights and licenses granted hereunder effective immediately upon notice that a Bankruptcy Event has occurred with respect to the other Party, without thereby relieving the other Party of its financial obligations under this Agreement. Baan may terminate this Agreement effective immediately upon notice of a Change of Control of TopTier involving a Baan direct competitor (by way of illustration, the following are the commonly known names of Baan direct competitors: [*]). Change of Control of TopTier means (a) the direct or indirect acquisition of either (i) the majority of the voting stock of TopTier or (ii) all or substantially all of the assets of TopTier in a single or series of related transactions; or (b) TopTier is merged with or into another entity.

     11.4. EFFECT OF TERMINATION. IF EITHER PARTY TERMINATES THIS AGREEMENT
           ---------------------
OTHER THAN (I) AS PROVIDED IN SECTION 11.1; OR (II) OTHER THAN BY THE MUTUAL CONSENT OF THE PARTIES, THEN NONE OF EITHER PARTY'S FINANCIAL OBLIGATIONS WILL BE RELIEVED OR CHANGED AND EACH PARTY SHALL BE OBLIGATED TO MAKE FULL PAYMENT OF ALL AMOUNTS DUE AND OWING UNDER THIS AGREEMENT, EXCEPT IN THE CASE OF A TERMINATION BY BAAN FOR A CHANGE OF CONTROL OF TOPTIER (SEE SECTION 11.3 ABOVE). IF BAAN TERMINATES THIS AGREEMENT BECAUSE OF A CHANGE OF CONTROL OF TOPTIER AS DESCRIBED IN SECTION 11.3 ABOVE, BAAN SHALL HAVE NO OBLIGATION TO MAKE ANY PAYMENTS CALLED FOR IN THIS AGREEMENT THAT WOULD ARISE FOLLOWING THE DATE OF SUCH TERMINATION; HOWEVER, BAAN SHALL PAY ANY UNPAID AMOUNTS DUE UP TO THE DATE OF SUCH TERMINATION.

     11.5. ESCROW.
           ------

           11.5.1. ESCROW ACCOUNT. Within thirty (30) days of the Effective
                   --------------
Date, TopTier shall establish with Sourcefile, an escrow agent, a Source Code escrow account, governed by the agreement with Sourcefile, as attached in EXHIBIT E. TopTier agrees to place into such escrow account a copy of the Source
---------
Code for the TopTier Products, the Additional Products and the Baan Branded Products, as supplemented from time to time by TopTier, along with the related Documentation (collectively, "Source Materials"); provided, however, that TopTier shall not be obligated to make deposits into the escrow account more frequently than twice per year. Baan shall have the right at any time to contact the escrow agent for the purpose of confirming that the Source Materials in the escrow account and verifying the instructions to the escrow agent to release the Source under the circumstances specified in Section 11.4.3 below. Baan shall bear all fees, expenses and other charges to open and maintain such escrow account.

           11.5.2. RELEASE. TopTier's agreement with the escrow agent shall
                   -------
provide that a copy of the Source Materials will be delivered to Baan by the escrow agent in any of the following events: (i) a Bankruptcy Event occurs with respect to TopTier that is not resolved within sixty (60) days and TopTier has refused to meet its support obligations; (ii) TopTier discontinues or is in material breach of its support obligations for the TopTier Products, the Additional Products or the Baan Branded Products and does not provide appropriate support within thirty (30) days after receiving a request from Baan to do so; or (iii) this Agreement is terminated improperly and not in accordance with the provisions of Section 11.

           11.5.3. LICENSE. In the event of a release of escrow to Baan, under
                   -------
the conditions of the Sourcefile agreement, Baan shall have a nontransferable, nonexclusive license to use the Source Materials solely to support and maintain the TopTier Products, the Additional Products and the Baan Branded Products licensed to Baan under this Agreement. Baan shall have no rights to use the Source Material for its own purposes of development, nor rights to distribute, transfer, copy, sell, sublicense, assign, display, demonstrate or convey the Source Materials or the information in the Source Materials to any third party, nor shall Baan use the Source Materials for any purpose other than Maintenance and Support of the TopTier Products, the Additional Products and the Baan Branded Products and TopTier shall retain all ownership rights, title and interest in and to the Source Materials, including all Intellectual Property Rights therein and thereto.

     11.6. SURVIVAL. The following sections of this Agreement shall survive
           --------
termination by either Party: Sections 1, 6, 7, 8, 9, 10, 11 and 12.

     11.7. AVAILABLE REMEDIES. Termination of all or any portion of this
           ------------------
Agreement in accordance with this Section shall not limit either Party from pursuing any other remedies otherwise available to it at law or in equity, including injunctive relief, and not otherwise precluded by this Agreement.

                                  12. GENERAL

     12.1. TAXES. All prices herein are in U.S. Dollars and are exclusive of any
           -----
applicable taxes. Each Party is responsible for complying with the collection, payment and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Deliverables under this Agreement. Neither Party is responsible for the taxes that may be imposed on the other Party. Situations may arise where governmental authorities require either Party to withhold from amounts payable to the other Party. In such cases, such Party may withhold the amount of taxes due from payments to be made to the other Party under this Agreement and remit the taxes withheld to the governmental authority.

     12.2.  COMPETING PRODUCTS. Nothing contained herein shall be construed as
            ------------------
precluding either Party from developing, promoting, marketing, distributing and licensing other products that compete directly or indirectly with the other Party's Products.

     12.3.  WAIVER. The failure of either Party to insist on the strict
            ------
performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing, shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way affect the continuance in full force and effect of all the provisions of this Agreement.

     12.4.  HEADINGS. Headings used in this Agreement are for convenience of
            --------
reference only and shall not be construed as altering the meaning of this Agreement or any of its parts.

     12.5.  APPLICABLE LAW. This Agreement shall be governed by and construed in
            --------------
accordance with the laws of the state of California, without reference to rules of conflict of law. The Parties hereby irrevocably agree that any action commenced that relates to the terms of this Agreement shall be brought in a court within the state of California, including a federal district court, located in San Jose, California.

     12.6.  SURVIVAL OF LICENSES. Any licenses to the Baan Products, the
            --------------------
Additional Products or the TopTier Products granted by a Party to End Users and any rights to the Baan Products, the Additional Products or the TopTier Products that a Party may reasonably require for the purpose of providing support to End Users shall survive the termination or expiration of this Agreement for any reason.

     12.7.  SEVERABILITY. If any provision of this Agreement is held to be
            ------------
illegal, invalid or unenforceable, the remaining terms shall not be affected. The Agreement shall be interpreted as if the illegal, invalid or unenforceable provision had not been included in it, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

     12.8.  NOTICES. All notices, requests, demands, or communications required
            -------
or permitted hereunder shall be in writing, delivered personally or by electronic mail, facsimile, overnight delivery service at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon receipt for personal delivery, or on the business day following the date of sending by electronic mail, facsimile or overnight delivery service.

     BAAN:
               Baan Development B.V.
               Baron van Nagellstraat 89
               3770 AC Barneveld
               The Netherlands
               Attn: Vice President, Chief Technology Counsel
               Fax: 31 342 42 8200


     TOPTIER:  Top Tier, Israel, Ltd.
               6203 San Ignacio Avenue
               San Jose, CA 95119
               Attn: Vice President, Operations

                                               Fax:  408 360-1703

     12.9.   ASSIGNMENT. The respective rights and obligations provided in this
             ----------
Agreement shall bind and inure to the benefit of the Parties, their legal representatives, successors and permitted assigns. Neither Party shall assign this Agreement, voluntary or involuntarily, including without limitation by operation of law, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment in violation of this Section 12.9 shall be null and void.

     12.10.  RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall
             -----------------------
be deemed or construed as creating a joint venture or partnership between TopTier and Baan. Except as expressly provided herein, neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other, neither Party shall have power to control the activities and operations of the other and neither Party shall have any power or authority to bind or commit the other.

     12.11.  FORCE MAJEURE. Neither Party shall be liable in case of force
             -------------
majeure. The Parties to this Agreement agree that force majeure shall include (but shall not be limited to): material breakdown of equipment, labor disputes of whatever nature or cause, and any other circumstances reasonably beyond the control of one of the Parties.

     12.12.  NONSOLICITATION. During the Term and for a period of twelve (12)
             ---------------
months thereafter, neither Party will directly or indirectly solicit for employment employees of the other Party; provided, however, that this Section
12.12 shall not be construed as precluding either Party from hiring any Person that seeks employment or responds to a general advertisement.

     12.13.  ENTIRE AGREEMENT. This Agreement constitutes the entire
             ----------------
understanding of the Parties, and supersedes all prior or contemporaneous written and oral agreements, representations or negotiations with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by both Parties.


IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the Parties as of the date first set forth above.

TOPTIER, ISRAEL, LTD.                        BAAN DEVELOPMENT B.V.

/s/ Reuven Agassi                            /s/ Gordon Kushner
------------------------------               ------------------------------
Signature                                    Signature

    Agassi Reuven                            Gordon D. Kushner
------------------------------               ------------------------------
Name                                         Name

Chairman Top Tier Israel                     VP, Chief Technology Counsel
------------------------------               ------------------------------
Title                                        Title

                                    EXHIBIT A

                                   AFFILIATES

Baan Company N.V.
Baan International B.V.
Baan Software B.V.
Baan Austria GmbH
Baan (Schweiz) AG
Baan Nederland B.V.
Baan Belgium N.V.
Baan France S.A.
Baan Nordic AB
Baan UK Ltd.
Baan Holding Central Europe GmbH
Baan South Africa (Proprietary) Limited
Baan U.S.A., Inc.
Baan Canada, Inc.
Baan Brasil Sistemas de Informatica Ltda.
Baan Argentina Ltda.
Baan Info Systems India Pvt. Ltd.
Baan Software India Pvt. Ltd.
Baan Japan Co., Ltd.
Baan (Malaysia) Sdn. Bhd.
Baan Education Asia Pacific (M) Sdn Bhd.
Baan Singapore Pte. Ltd.
Baan Asia Pacific Pte. Ltd.
Baan Korea Co. Ltd.
Baan Australia Pty. Ltd.
Baan Iberica I.S., S.A.
Baan Italia S.r.l.
Baan China Limited
Antalys, Inc.
Matrix Holding B.V.
Beologic A/S
CAPS Logistics, Inc.
CODA Plc.
Compact 3000 Ltd.

                                    EXHIBIT B

                              BAAN BRANDED PRODUCTS

     1. BDN: Baan Data Navigator (provides HyperRelational navigation on Baan products)
     2.   BDN-DE: Baan Data Navigator - Development Environment.
     3. BON: Baan Olap Navigator (provides HyperRelational navigation and Olap views against the BaanBis decision Manager)

                                    EXHIBIT C

                                TOPTIER PRODUCTS

     1. Top Tier WebNavigator (provides HyperRelational navigation against non-Baan datasources)
     2. Top Tier Portal Pack (provides database drivers for the Top Tier Web Navigator and Top Tier EIP)
     3. Top Tier Development Environment (provides development technology for the Top Tier Web Navigator)

                                   EXHIBIT C-1

                               ADDITIONAL PRODUCTS

1. TopTier Enterprise Information Portal (provides hosting for iViews, personalize, document management, search, etc. and includes TopTier Reports, Top Tier Olap and Top Tier WebNavigator)

                                    EXHIBIT D

                             MAINTENANCE AND SUPPORT

         Maintenance and Support shall consist of First Point of Contact, First Line Support, Second Line Support and Third Line Support, defined as follows:

         FIRST POINT OF CONTACT ("FPOC") means responding to End User support
         ------------------------------
         calls in the following manner: (i) the End User encounters a support issue and reports this issue to Baan; (ii) the case is registered and logged into Baan's support system; (iii) Baan will assess the case and identify which Party's products are responsible for the support issue;
         (iv) Baan will transfer the issue to TopTier along with any necessary customer information; (vi) the case log will be updated with status assigned to TopTier in the Baan support system and the End User will be informed of the transfer by Baan.

         FIRST LINE SUPPORT ("FLS") means the provision of assistance to end-
         -------------------------
         users with regard to the supported products via telephone, fax, electronic mail or otherwise, including (i) identification of the source or cause of the support issue experienced by the end user (ii) whenever at its reach, directly provide a solution to the support issue received including fixed object and patch distribution, and, if applicable, (ii) escalation of the support issue to the Second Line Support.

         SECOND LINE SUPPORT ("SLS") means the provision of assistance via
         --------------------------
         telephone, fax, electronic mail or otherwise with respect to the supported products, including (i) receiving and processing support issues relating to the supported products as identified and escalated by the FLS, (ii) characterizing and analyzing support issues, (iii) registry administration - and whenever possible - resolution of calls,
         (iv) clarification of functions and features of the supported products,
         (v) clarification of the end user documentation for the supported products, and (vi) guidance in the operation of the supported products.

         THIRD LINE SUPPORT ("TLS") means the follow up activities related to
         -------------------------
         support issues concerning the supported products as escalated by the SLS and which entail but are not limited to (i) further and detailed in depth analysis of the said support issues leading to a) well documented and accurate description of the support issue at stake, b) replication of the said support issue on a test system accepted by the Baan product engineering group c) documented case resolution path, (ii) deployment of efforts till the case is resolved either by means of a workaround or the intervention of product engineering.

As between Baan and TopTier, Baan shall provide FLS to End Users and TopTier shall provide SLS and TLS to Baan only, and not to End Users; except in the case where the support request relates to problems not solved in standard patches or updates, in which case TopTier shall provides such SLS and TLS directly to End Users. Baan shall provide TopTier with access to its internal support system throughout the term of this Agreement.

Baan shall properly train its support personnel in order for it to be able to fulfill its support obligations hereunder.

                                   EXHIBIT E

                                    Escrow

                                  SourceFlex

                           Software Escrow Agreement

This contract is a two-party agreement between SourceFile and the software developer. End-users may sign on to this agreement as they license the technology from the developer. The SourceFlex contract provides the opportunity to serve all licensees of a particular software developer for one or more systems.

                  Developer(----------------------)SourceFile

                             Licensee 1 - Deposit A

                                        - Deposit B

                             Licensee 2 - Deposit A

                                          Deposit C

                             Licensee 3 - Deposit C

                                  SOURCEFLEX
                                  ----------

                     SOFTWARE SOURCE CODE ESCROW AGREEMENT
                  SOURCEFILE ACCOUNT NUMBER:      7965
                                            ----------------

1. PARTIES.
   --------

   This Software Source Code Escrow Agreement, ("Agreement") effective as of the last date next to the signatures below, is between SourceFile LLC, a California limited liability company doing business as SourceFile ("SourceFile") located at 2201 Broadway, Suite 703, Oakland, California 94612, TopTier Software, Inc, located at 6203 San Ignacio, Suite 101, San Jose, California 95119 ("Depositor"), and each Beneficiary described in Paragraph 3.4 (each a "Beneficiary", collectively the "Beneficiaries").

2. RECITALS.
   ---------

 2.1. Depositor licenses software to Beneficiaries in object code form (the "Software") pursuant to software license agreements (each a "License Agreement", collectively the "License Agreements"). The Software in source code form (the "Source Code"), including all relevant commentary, explanation, documentation, and instructions to understand, maintain, correct, complete, duplicate and compile the Source Code, and revisions to the Source Code is collectively hereinafter defined as the "Source Material". The Software and Source Material are the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality. A description of the Software subject to this Agreement as of the date hereof is attached hereto as Exhibit "A."
                                                                    ------------
      With the addition of new Beneficiaries pursuant to paragraph 3.4, a
                                                         -------------
      description of the software (the "Software Package" or "Software Packages") subject to this agreement must be noted in Exhibit "B" for each
                                                            -----------
      respective new Beneficiary.


 2.2. The purpose of this Agreement is to establish an escrow to protect Depositor's ownership and confidentiality of the Software and Source Material and to protect Beneficiary's legitimate use of the Software by assuring the availability of the Source Material in the event certain conditions set forth in Section 3.5 of this Agreement occur.
                              -----------

 2.3. The parties desire that this Agreement be an agreement supplementary to the License Agreement pursuant to the United States Bankruptcy Code (S) 365 (n).

 2.4. In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows.

3. SOURCE MATERIAL ESCROW PROCEDURES.
   ----------------------------------

 3.1. Delivery of Source Material and Updates to SourceFile.  Depositor shall
      -----------------------------------------------------
      deliver to SourceFile a sealed parcel that contains the Source Material (the "Parcel"). Depositor shall also deliver to SourceFile all Source Material updates, revisions, and/or new versions (each an "Update", collectively "Updates") within thirty (30) days of the release of Software for such Update, which shall be added to and become part of the Parcel and the Source Material. Depositor shall send to SourceFile a duplicate Parcel within three (3) days after receiving written notice from SourceFile that the Source Material or any Update has been destroyed or damaged. With each delivery of the Source Material and Update, Depositor agrees to provide the information specified in Exhibit A, "Description of the Software," a copy
                               ---------
      of which is attached hereto and incorporated herein by reference. Title and ownership of the media upon which the Source Material is stored, exclusive of the Source Material itself, shall vest with SourceFile upon delivery of the Parcel.

      3.1.1.  Delivery of Encrypted Updates to SourceFile. Depositor shall have
              -------------------------------------------
              the option to encrypt Updates ("Encrypted Update") and, pursuant to acceptable instructions from SourceFile, transmit the Encrypted Update over the Internet to SourceFile's File Transfer Protocol site ("FTP Site").

      3.1.2. SourceFile shall not be liable to Depositor or Beneficiary for any Encrypted Update, or any part thereof, that is transmitted over the Internet to SourceFile's FTP Site but is not received in whole or in part, or for which no notification of receipt is given pursuant to Section 3.2.

 3.2. Acknowledgement of Receipt by SourceFile. SourceFile shall promptly notify
      ----------------------------------------
      Depositor and Beneficiary of receipt of the Parcel, Updates and Encrypted Updates. Notification of receipt of the Parcel will be sent via certified mail, return receipt requested or by private delivery service such as Federal Express, Airborne, United Parcel Service, or DHL Worldwide Express. Notification of receipt of each Update and Encrypted Update will be promptly sent by E-Mail to the E-mail address described in the Notices section of this Agreement, and posted to a page at SourceFile's web site (http:\\www.sourcefile.com) reserved for Depositor and Beneficiary. SourceFile shall provide Depositor and Beneficiary with a user identification name and password as required to access said page, and notice shall be effective upon delivery of such user identification name and password, and verification by SourceFile that receipt of the Update has been posted to said page. SourceFile shall not be responsible for procuring the delivery of the Source Material in the event of failure by the Depositor to do so.

 3.3. Record Keeping, Storage, Copies and Inspection of Source Material.
      -----------------------------------------------------------------
      SourceFile shall have no obligation to determine the completeness, accuracy or physical condition of the contents of the Parcel, or whether the Parcel contains the Source Material. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. Depositor and Beneficiary shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records that SourceFile maintains pursuant to this Agreement, and to inspect the facilities of SourceFile and the physical condition of the Source Material.

 3.4. Qualified Beneficiaries.  Beneficiary shall have the right to enforce the
      -----------------------
      Source Material Release Procedure described in Paragraph 3.6 only if (i) Beneficiary is a party to a License Agreement with the Depositor that is in force and not in default by Beneficiary, and (ii) all fees are paid to SourceFile. All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees. Beneficiaries may be added upon written notice to SourceFile and execution and delivery by such new Beneficiary of Exhibit "B". Each new Beneficiary
                                              -----------
      shall be bound by the terms and conditions of this Agreement only if such Beneficiary has sent to SourceFile a fully executed copy of the form of acknowledgement attached hereto as Exhibit "B" in which Beneficiary
                                         -----------
      accepts the terms and conditions of this Agreement. A schedule of Beneficiaries effective as of the date of this Agreement is attached hereto as Exhibit "C".
                -----------

 3.5. Release Conditions.  The following events shall be considered "Release
      ------------------
      Conditions".

      3.5.1. Depositor requests in writing that SourceFile release the Source Material to Beneficiary;

      3.5.2. Depositor is unwilling or unable to support or maintain the Software in breach of its License Agreement with Beneficiary after receipt of written notice of breach from Beneficiary and after any cure period has ended;

      3.5.3. [OPTIONAL] The appointment of a receiver for Depositor, or any other proceeding involving insolvency or the protection of or from creditors, and the same has not been discharged or terminated without any prejudice to Beneficiary's rights or interests under the License Agreement within thirty (30) days;

      3.5.4. [OPTIONAL] Depositor has ceased its ongoing business operations, or has ceased the sale, licensing, maintenance or other support of the Software and no successor of Depositor has undertaken the sale, licensing, maintenance and/or support of the Software; or

      3.5.5.

 3.6. Source Material Release Procedures.  SourceFile shall hold the Parcel
      ----------------------------------
      pursuant to the following terms and conditions.

      3.6.1. In the event SourceFile is notified in writing of a Release Condition (the "Release Condition Notice"), and provided that SourceFile has been paid all fees and costs then due and owing, then SourceFile shall promptly deliver a copy of the Release Condition Notice to Depositor.

      3.6.2. If SourceFile does not receive Contrary Instructions (defined below) from Depositor in response to the Release Condition Notice within thirty (30) days of

              SourceFile's delivery to Depositor of the Release Condition Notice, then SourceFile shall deliver a copy of the Source Material to Beneficiary. "Contrary Instructions" are defined as Depositor's written notice to SourceFile with a copy to the subject Beneficiary, stating that the Release Condition has not occurred or has been cured.

      3.6.3. If SourceFile receives Contrary Instructions from Depositor within thirty (30) days of SourceFile's delivery to Depositor of the Release Condition Notice, then SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to hold the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly in writing; (2) five (5) business days after SourceFile has received a copy of an order or judgment of a court of competent jurisdiction directing SourceFile as to the disposition of the Source Material; or (3) five (5) business days after SourceFile has received a copy of the final decision of the arbitrator directing SourceFile as to the disposition of the Source Material.

 3.7. Limitations on Beneficiary Use of Source Material.  Upon release of the
      -------------------------------------------------
      Source Material to Beneficiary, Beneficiary shall use the Source Material only for the purposes authorized by the License Agreement and for no other purpose. Beneficiary further agrees that the Source Material is confidential information, and that Beneficiary shall not disclose such confidential information to any person or entity. Beneficiary shall instruct its personnel to keep the Source Material confidential by using the same care and discretion that they use with similar data designated by Beneficiary as confidential. Beneficiary shall maintain the Source Material in a safe, secure location when not in use and shall immediately destroy the Source Material in the event Beneficiary's rights under the License Agreement terminate.

4. TERM AND TERMINATION.
   ---------------------

 4.1. Term of Agreement.  This Agreement shall have an initial term of three (3)
      -----------------
      years from the date hereof unless earlier terminated as provided herein. The term shall be automatically renewed on a yearly basis thereafter, unless Depositor, Beneficiary, or SourceFile notifies the other parties in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement.

 4.2. Termination of Agreement.  This Agreement shall terminate upon the
      ------------------------
      occurrence of any of the following.

      4.2.1. Upon notice after the initial term pursuant to Paragraph 4.1 or after an increase of fees and costs pursuant to Section 5;

      4.2.2.  Upon release of the Source Material pursuant to Section 3;

      4.2.3. Upon termination of the License Agreement of a Beneficiary, then this Agreement shall terminate as to that Beneficiary;

      4.2.4. In the event of non-payment of fees due SourceFile; provided, however that in such event SourceFile shall provide written notice of non-payment to all parties to this Agreement. If the amount past due is not received in full within thirty (30) days of the date of said notice, then SourceFile shall have the right to terminate this Agreement by sending written notice of termination to all parties; provided, however that if payment is due from a Beneficiary and not from Depositor, then this Agreement shall terminate as to that Beneficiary only. SourceFile shall have no obligation to take any action under this Agreement so long as any amount due SourceFile remains unpaid. Any party may cure past amounts due, whether or not obligated under this Agreement.

 4.3. Return of Source Material.  In the event of termination of this Agreement,
      -------------------------
      SourceFile shall return any Source Material in its possession to Depositor forthwith. If SourceFile is unable to locate Depositor, after reasonable attempts to do so within 90 days from the date of termination of this Agreement, then SourceFile will destroy the Source Material.

 4.4. Survival of Terms.  In the event of termination of this Agreement, the
      -----------------
      rights and obligations of the parties shall terminate, other than the obligation of Depositor and/or Beneficiary to pay SourceFile all fees and costs then due, and the obligations of Depositor and Beneficiary pursuant to Paragraph 3.8 (Limitations on Beneficiary Use of Source Material, page
      4), Section 9 (Confidentiality; Restriction on Access to Source
      Material; Copies), Section 10 (Limitation of Liability of SourceFile),
      Section 12 (Arbitration of Disputes), and Section 13.7 (Attorney's Fees).

5. COMPENSATION OF SOURCEFILE.
   ---------------------------

   Depositor and/or Beneficiary shall pay SourceFile for its services rendered hereunder in accordance with SourceFile's then current schedule of fees and costs, a copy of which is attached hereto as Exhibit "D," subject to
                                                ----------
   Depositor's or Beneficiary's obligation for fees and costs described in Exhibit "B." SourceFile may increase its fees and costs annually, but in such
   ----------
   event Depositor and/or Beneficiary may terminate this Agreement by giving SourceFile written notice of termination within thirty (30) days of notice of such increase, whereupon termination shall be effective thirty (30) days after delivery of written notice of termination.

6. REPRESENTATION AND WARRANTIES OF DEPOSITOR.
   -------------------------------------------

 Depositor represents and warrants the following:

 6.1. The Source Material as delivered to SourceFile is capable of being used to generate the latest version of the Software and that the Depositor shall deliver further copies as and when necessary. The Source Material shall contain all information in human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Software without the assistance of any other person.

 6.2. Depositor has the right to possess the Source Material, free and clear of any liens, security interests, or other encumbrances;

 6.3. Depositor shall deliver a duplicate Parcel within 10 days of receipt of a notice served upon it by SourceFile under the provisions of Clause 3.1;

 6.4. Depositor owns or has licensed the Intellectual Property Rights in the Source Code and has the right and authority to grant SourceFile and Beneficiary the rights granted by Depositor to SourceFile and Beneficiary in this Agreement;

 6.5. The Source Material is a copy of Depositor's proprietary information corresponding to that described in Exhibit "A", is readable from the media upon which it is written as deposited and, unless the Source Material or any part thereof is transmitted to SourceFile under the terms and conditions of the Encryption Update Rider, is not encrypted.

7. TECHNICAL VERIFICATION.
   -----------------------

 7.1. Upon the Source Code being deposited with SourceFile, SourceFile shall perform those tests in accordance with its Standard Technical Verification Service from time to time and shall provide a copy of the test report to the parties to this Agreement.

 7.2. Beneficiary shall be entitled to require that SourceFile carry out a Full Verification. Any reasonable charges and expenses incurred by SourceFile in carrying out a Full Verification will be paid by the Beneficiary.

 7.3. Subject to the provisions of Clauses 7.1 and 7.2, SourceFile shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Source Material.

8. INTELLECTUAL PROPERTY RIGHTS.
   -----------------------------

   The release of the Source Material to the Beneficiary will not act as an assignment of any Intellectual Property Rights that the Depositor possesses in the Source Code.

9. CONFIDENTIALITY; RESTRICTION ON ACCESS TO SOURCE MATERIAL; COPIES.
   ------------------------------------------------------------------

   SourceFile acknowledges that the Parcel contains proprietary information of Depositor and that SourceFile has an obligation to preserve and protect that confidentiality. Except as otherwise required to carry out its duties hereunder, SourceFile shall not permit any

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